Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Targeted Medical Pharma, Inc.

2980 Beverly Glen Circle

Suite 301

Los Angeles, California

We hereby consent to the use in the Registration Statement on Form S-1 of our report dated April 16, 2012 relating to the consolidated financial statements of Targeted Medical Pharma, Inc. which is contained in that Registration Statement. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

February 12, 2013